Exhibit 99

Press Contacts:
Media Relations:

Blanc & Otus Public Relations for ECOtality

Lisa Goodwin

lgoodwin@blancandotus.com

(415) 856-5113

Investor Relations:

Alliance Advisors for ECOtality

Thomas Walsh

twalsh@allianceadvisors.net

(212) 398-3486

ECOtality, Inc., Completes Minit Charger Acquisition

SCOTTSDALE, Ariz. — December 11, 2007 — ECOtality, Inc. (OTC BB: ETLY), a renewable energy company that acquires and commercially advances clean electric technologies and applications, today announced it has completed the acquisition of Minit Charger, a subsidiary of Edison International, a NYSE-listed company. Minit-Charger is a fast battery charging system that enables a more environmentally-friendly, energy and cost efficient means of recharging forklifts and other mobile material handling equipment. Effective Friday, December 7, 2007, Minit-Charger will operate as part of Electric Transportation Engineering Corporation (eTec), a subsidiary of ECOtality.

“The acquisition of Minit-Charger symbolizes ECOtality’s commitment to acquire and further commercialize clean electric technologies with immediate practical applications that reduce our dependence upon fossil fuels,” said Jonathan Read, president and CEO of ECOtality. “With the completion of our fourth acquisition of the year, we have created a diverse portfolio of revenue-generating clean technology companies that are positioned for immediate growth and increased profitability.”

Specializing in the fields of alternative-fuel, hybrid (HEV) and electric vehicles (EV) and infrastructures, eTec will combine the Minit Charger line of battery fast chargers for lift trucks and material handling systems with the eTec SuperCharge™ line of battery fast chargers for airport ground support equipment. Doing so, ECOtality through eTec can further expand its fast charging product line and market share in the area of clean electric transportation and infrastructure solutions. Effective upon closing, eTec will provide all management for Minit-Charger and expects to move all business operations to eTec’s headquarters in Phoenix, Arizona by the end of the first quarter of 2008.

“Minit-Charger expands our presence in the battery fast-charge market and solidifies eTec’s leading role in providing charging infrastructure to enable mass commercial acceptance of plug-in hybrid and electric vehicle technologies,” said Don Karner, president, eTec. “With many synergies between the Minit-Charger and eTec SuperCharge technologies and business, we anticipate a smooth integration process and will look to further develop the technology and explore additional markets and applications.”

Eliminating the need for petroleum-based fuels commonly used in material handling vehicles, Minit-Charger is a clean system that emits no harmful emissions. With 10 patents filed in the U.S., the Minit-Charger technologies are also well-suited for alternative fuel transportation applications, including plug-in hybrid and electric vehicle markets and infrastructures. The Minit-Charger system recharges batteries four- to six- times faster than conventional chargers, with battery life that is equal to or longer than those using traditional charging methods. Unlike conventional charging methods that require changing batteries after they are depleted, Minit-Charger can recharge batteries at opportune times, eliminating the need for vehicle operators to remove them from the truck during breaks and shift changes, resulting in enhanced worker safety, productivity and energy and battery cost savings.

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY), headquartered in Scottsdale, Ariz., is a renewable energy company that acquires and commercially advances clean electric technologies and applications. ECOtality aggressively accelerates the development of companies and technologies that address today’s global energy challenges. Through strategic acquisitions, partnerships and technology innovations, ECOtality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.